SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        August 1, 1996



                      BUREAU OF ELECTRONIC PUBLISHING, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                     1-13890               22-2894444
  (State or Other Jurisdiction        (Commission            (IRS Employer
        of Incorporation)             File Number)         Identification No.)


    619 Alexander Road, Princeton, New Jersey                      08540
- -------------------------------------------------------       -----------------
    (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code   (609) 514-1600



          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Changes in Control of Registrant.

                  Not applicable.

Item 2.  Acquisition or Disposition of Assets.

                  Not applicable.

Item 3.  Bankruptcy or Receivership.

                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not applicable.

Item 5.  Other Events.

                  On July 25, 1996 the Board of Directors of Bureau of Electronic Publishing, Inc. (the "Company") voted in favor of a resolution increasing the number of members of the Board of Directors (the "Board") from 3 to 4 members and a resolution electing Bryan Finkel to fill the vacancy on the Board created by such previous resolution.

                  In addition, on August 2, 1996 the Company will distribute the two press releases attached hereto as Exhibit 20.1 and incorporated herein by reference.

                  The attached press releases contain forward looking statements that are based on current expectations of the Company that involve a number of risks and uncertainties and such forward looking statements should not be considered guarantees of future performance. These statements are made under the "Safe Harbor Provisions" of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially from the forward looking statements include the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than the Company and an inability to arrange additional debt or equity financing.

Item 6.  Resignations of Registrant's Directors.

                  Not applicable.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  Exhibit
                  Number        Description

                   20.1         Press releases of the Company dated August 2,
                                1996

Item 8.  Change in Fiscal Year.

                  Not applicable.



                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BUREAU OF ELECTRONIC PUBLISHING, INC.




Date: August 1, 1996          By:  /s/ Brent J. Subkowsky
                                 -----------------------
                                 Name: Brent J. Subkowsky
                                 Title: Controller and Secretary



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